SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2003

EMULEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Harbor Boulevard
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 662-5600

Exhibit Index on Page 4

Item 5. Other Events.
Item 7. Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.01
EXHIBIT 99.02

Item 5. Other Events.

     On December 8, 2003, Emulex Corporation issued a press release announcing its intention to raise $450.0 million through a private offering of convertible subordinated notes due 2023 (plus an additional aggregate principal amount of up to $67.5 million at the option of the initial purchasers).

     On December 9, 2003, the Company issued a press release announcing that it had priced a private offering of $450.0 million aggregate principal amount of its 0.25% Convertible Subordinated Notes due 2023 (plus an additional aggregate principal amount of up to $67.5 million at the option of the initial purchaser). Under the terms of the offering, the notes will be convertible, at the option of the holder and subject to the satisfaction of certain conditions, into shares of Emulex common stock at a price of $43.20 per share.

     The offering will be made only to qualified institutional buyers in reliance on Section 4(2) and Rule 144A under the Securities Act of 1933, as amended. Copies of the press releases are filed as Exhibits 99.01 and 99.02 to this report and incorporated herein by reference.

Item 7. Exhibits.

Exhibit No.	Description

99.01	Press Release of Emulex Corporation, dated December 8, 2003.[1]
99.02	Press Release of Emulex Corporation, dated December 9, 2003.[1]

1/ Filed solely to satisfy Emulex’s disclosure obligations under Rule 100(a) of Regulation FD and shall not be deemed an admission as to the materiality of any information contained therein.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION (Registrant)

Date: December 9, 2003	By:	/s/ PAUL FOLINO Paul Folino, Chairman and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description	Sequential Page Number

99.01	Press Release of Emulex Corporation, dated December 8, 2003.	5
99.02	Press Release of Emulex Corporation, dated December 9, 2003.	7

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